UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2015

CHEVIOT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35399	90-0789920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3723 Glenmore Avenue, Cheviot, Ohio	45211
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 661-0457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 23, 2015, Cheviot Savings Bank (the “Bank”), a wholly owned subsidiary of Cheviot Financial Corp. (the “Company”), entered into an employment agreement (the “Agreement”) with Mark T.  Reitzes, President and Chief Executive Officer of the Company and the Bank (“Executive”).

The Agreement provides for a one-year term and the term extends on an annual basis, unless either party provides the other party with a written notice that the term will not be extended.  The Agreement provides that the Bank will pay Executive an annual salary of $275,000.  In addition, the Agreement provides for, among other things, participation in an annual bonus plan and the Bank’s employee benefit plans.  The Agreement provides the criteria for bonus payments for the period from March 31, 2015 to December 31, 2015.

If the Bank terminates the Executive’s employment for a reason other than for “cause,” as defined in the Agreement, the Executive will be entitled to receive his base salary for 12 months provided that he signs a separation agreement and release of claims.  If the Executive terminates his employment for “cause,” as defined in the Agreement, the Executive will be entitled to receive his salary from the date of such termination through the next anniversary date of the Agreement, and then for an additional 12-month period.

If, within 24 months following a change in control, the Bank terminates the Executive’s employment without cause or the Executive terminates his employment for “good reason,” as defined in the Agreement, the Executive will be entitled to receive a cash severance amount equal to two times Executive’s base salary.  In addition, stock options to which Executive is entitled as of the date of termination will be accelerated according to the terms of the applicable stock benefit plan.  In the event the Bank terminates the Executive for cause, Executive will be entitled to any accrued but unpaid compensation through the date of termination.

The Agreement requires the Executive to adhere to non-solicitation restrictions during the term of the Agreement and for one-year following the Executive’s termination of employment.

A copy of the Agreement is filed as Exhibit 10.1 and the foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the form of such Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 8.01                      Other Events

On April 27, 2015, the Company issued a press release announcing that Mr. Reitzes had been named President and Chief Executive Officer on a permanent basis.  A copy of the press release is attached as Exhibit 99 to this current report.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Cheviot Savings Bank and Mark Reitzes dated April 23, 2015

99	Announcement of Permanent President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEVIOT FINANCIAL CORP.

DATE: April 27, 2015	By: /s/ Scott T. Smith
Scott T. Smith
Chief Financial Officer